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                                                                   EXHIBIT 10.28
                              REMOTE DYNAMICS, INC.

                     RESTATED 2004 MANAGEMENT INCENTIVE PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

      1.1 ESTABLISHMENT. The Remote Dynamics, Inc. 2004 Management Incentive Plan (the "Prior Plan") was originally established effective July 8, 2004.

      1.2 RESTATEMENT OF PLAN. The Prior Plan is hereby amended and restated, effective August 1, 2004, as the Remote Dynamics, Inc. Restated 2004 Management Incentive Plan (the "Plan"), in accordance with terms in the Third Amended Joint Plan of Reorganization, which was approved by the United States Bankruptcy Court for the Northern District of Texas Dallas Division on June 29, 2004.

      1.3 PURPOSE. The purpose of the Plan is to advance the interests of Remote Dynamics, Inc. (the "Company") and its stockholders by providing an incentive to certain management employees in connection with the Company's reorganization and by motivating such persons to contribute to the growth and profitability of the Company.

      1.4 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which the restrictions on the shares of Stock issued hereunder have lapsed.

2.    DEFINITIONS

      2.1   "BOARD OF DIRECTORS" means the board of directors of the Company.

      2.2 "CAUSE" means any of the following events, which will constitute cause for termination:

            (a) Any act of fraud, misappropriation or embezzlement by the Key Executive with respect to any aspect of Company's business;

            (b) The breach by the Key Executive of any provision of Sections 1, 2 or 4 of such Key Executive's Employment Agreement with the Company (including, but not limited to, a refusal to follow lawful directives of the Board of Directors of Company or their designees which are not inconsistent with the duties of the Key Executive's position and the provisions of this Agreement);

            (c) The conviction of the Key Executive by a court of competent jurisdiction of a felony or of a crime involving moral turpitude;

            (d) The intentional and material breach by the Key Executive of any non-disclosure or non-competition/non-solicitation provision of any agreement to which the Key Executive and Company or any of its subsidiaries are parties; or

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            (e)   The intentional and continual failure by the Key Executive to perform in all material respects his duties and responsibilities (other than as a result of death or Permanent Disability) and the failure of the Key Executive to cure the same in all material respects within thirty (30) days after written notice thereof from Company;

            (f) The illegal use of drugs by the Key Executive during the term of this Agreement that, in the determination of the Board of Directors of Company, substantially interferes with the Key Executive's performance of his duties hereunder;

            (g) The acceptance of employment with any other employer except upon written permission of the Board of Directors of Company.

      2.3 "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (a) any "person" or "group" as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Company or a current shareholder or option holder, any trustee or any other fiduciary holding securities under an Executive benefit plan of Company, or any corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of Common Stock of Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of Company representing thirty-five percent (35%) or more of the combined voting power of Company's voting securities then-outstanding;

            (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Company cease for any reason to constitute a majority thereof (unless the election, or nomination for election by Company's stockholders, of such director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved);

            (c) Company completes a merger or consolidation of Company with another corporation, other than (A) a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no "person" (as herein above defined), excluding a current shareholder or option holder, acquires more than thirty percent (35%) of the combined voting power of Company's then-outstanding voting securities; or

                                      -2-
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            (d)   the stockholders of Company approve a plan of complete
                  liquidation of Company or any agreement for the sale or disposition by Company of all or substantially all of Company's assets.

      2.4 "COMMITTEE" shall mean the Compensation Committee of the Board, which shall consist of two or more Directors, each of whom shall be an "outside director" within the meaning of Code Section 162(m) and the regulations promulgated thereunder.

      2.5 "COMMON STOCK" means shares of the Company's authorized voting common stock, $0.01 par value per share.

      2.6   "COMPANY" means Remote Dynamics, Inc., a Delaware corporation.

      2.7   "DIRECTOR" means a member of the Board of Directors.

      2.8 "EFFECTIVE DATE" means the date established by the Board on which a Key Executive is entitled to have the Company issue certificates representing shares of Restricted Stock.

      2.9 "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute.

      2.10 "KEY EXECUTIVE" means an eligible person, as described in Article 5 hereof who accepts a grant of Restricted Stock.

      2.11 "PERMANENT DISABILITY" means a Key Executive is substantially unable to perform his or her duties to the Company due to injury, illness or disability (physical or mental) for a period of six (6) consecutive months, as determined in the sole discretion of the Board of Directors.

      2.12 "PLAN" means the Remote Dynamics, Inc. Restated 2004 Management Incentive Plan.

      2.13 "RESIGNATION FOR GOOD REASON" means the Key Executive's termination of employment with the Company at any time beginning six (6) months prior to a Change of Control and ending two (2) years subsequent to a Change of Control if such termination is due to the occurrence of any of the following events:

            (a) the reduction of the Key Executive's job title, position or responsibilities without the Key Executive's prior written consent;

            (b) the change of the location where the Key Executive is based to a location which is more than fifty (50) miles from his present location without the Key Executive's prior written consent; or

            (c) any reduction of the Key Executive's annual base salary and percentage bonus potential from the highest annual base salary actually paid to Key

                                      -3-
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                  Executive and the highest potential percentage bonus which could have been earned by Key Executive during the two (2) years immediately preceding the Change of Control.

      2.14 "RESTRICTED STOCK" means shares of Common Stock which are granted pursuant to the terms of Article 4 hereof and which are subject to the restrictions set forth in 4.3 and 4.8 hereof for so long as such restrictions continue to apply to such shares.

      2.15 "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and the Key Executive of Restricted Stock.

      2.16 "SUBSIDIARY" means a corporation or association taxable as a corporation pursuant to the Code in which the Company owns more than 50% of the total combined voting power of all classes of stock, or a partnership in which the Company owns more than 50% of the profits interest or capital interest.

      2.17 "VESTING DATE" means the date designated in a Key Executive's Restricted Stock Agreement.

3.    ADMINISTRATION

      3.1 COMMITTEE. The Committee shall administer the Plan. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Securities Exchange Act of 1934, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. The Committee shall select one of its members to act as chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by all of the members of the Committee, and action so taken shall be fully as effective as if it had been taken by a vote of all of the members at a meeting duly called and held. Members of the Committee may participate in and hold meetings by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

            Awards made under this Plan are intended to be performance-based compensation for purposes of Code Section 162(m). In this regard, the Committee shall administer this Plan in a manner that will permit the awards to qualify as performance-based compensation under Code Section 162(m). In particular, the Committee shall be required to make a formal determination that a performance condition described in Section 4.2 and Exhibit A have been satisfied at the time that a portion of a Key Executive's shares of Restricted Stock become vested.

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      3.2   CONSTRUCTION OF THE PLAN. Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe or interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration.

      3.3 REPORT TO BOARD OF DIRECTORS. The Committee shall report to the Board of Directors the names of the Key Executives granted Restricted Stock, the terms and conditions of each grant of Restricted Stock, and the ongoing status of each such grant of Restricted Stock.

      3.4 NO LIABILITY. No member of the Board of Directors or of the Committee shall be liable for any action, determination or interpretation made in good faith with respect to the Plan or any grant of Restricted Stock.

4.    RESTRICTED STOCK

      4.1 GRANT OF RESTRICTED STOCK. Subject to the provisions of this Article 4, the Key Executives may be granted shares of Restricted Stock in accordance with Section 4.9(a). A Restricted Stock Agreement shall evidence each grant of shares of Restricted Stock. Each grant of shares of Restricted Stock shall comply with and be subject to the terms and conditions set forth herein.

      4.2 EFFECTIVE DATE AND VESTING CONDITIONS. The grant of shares of Restricted Stock to each Key Executive shall be subject to the performance-based restrictions. The performance-based restrictions for grants made prior to the restatement date of this Plan are listed on the attached Exhibit A. The restrictions to be imposed on future grants shall be tied to continued employment or the attainment of criteria established by the Company's Board of Directors, which shall be documented in the Restricted Stock Agreement issued for such grant and a new Exhibit to the Plan. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and except as provided in Sections 3.1, 4.3 and
            4.8 hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 4.3 hereof shall cease to apply to such share.

      4.3 RESTRICTIONS ON TRANSFER BEFORE VESTING. Before the vesting of a share of Restricted Stock, no transfer, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Key Executive and the transfer shall be of no force or effect.

      4.4 ISSUANCE OF CERTIFICATES. After the Effective Date, the Company shall cause as soon as practicable to be issued a stock certificate, registered in the name of the Key Executive to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate

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            unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

            THE TRANSFER OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE, RESTRICTIONS, AGAINST TRANSFER, SALE, PLEDGE, OR OTHER DISPOSITION), CONTAINED IN THE 2004 MANAGEMENT INCENTIVE PLAN OF THE CORPORATION AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND THE CORPORATION. THIS CERTIFICATE IS TRANSFERABLE ONLY IN COMPLIANCE WITH AND SUBJECT TO THE PROVISIONS OF SUCH PLAN AND AGREEMENT. UPON THE OCCURRENCE OF CERTAIN EVENTS, THIS CERTIFICATE MAY BE CANCELED WITHOUT NOTICE TO THE HOLDER HEREOF IF SUCH HOLDER IS NOT LISTED AS THE REGISTERED HOLDER ON THE BOOKS OF THE CORPORATION. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. THE CORPORATION WILL FURNISH A COPY OF THE PLAN AND AGREEMENT TO THE RECORD HOLDER OF THE CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

            Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof and all restrictions on transferability set forth in the Restricted Stock Agreement contemplated pursuant to Section 5.1 hereunder either terminate or are removed by the Board.

            Each certificate issued pursuant to this Section 4.4, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, may be retained by the Company or deposited by the Company with a custodian designated by the Company, which custodian may be an employee of the Company. The Company shall issue or shall cause such custodian to issue to the Key Executive a receipt evidencing the certificates held by it that are registered in the name of the Key Executive.

      4.5 CONSEQUENCES UPON VESTING. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 4.3 hereof shall cease to apply to such share. Within a reasonable time after a share of Restricted Stock vests pursuant to the terms hereof and any restrictions on transfer contained in the Restricted Stock Agreement terminate or are otherwise removed by the Board, the Company shall cause to be issued and delivered to the Key Executive to whom such shares were granted a new certificate evidencing such shares, free of the legend set forth in Section 4.4 hereof, in replacement of the certificate held by the Company or the custodian pursuant to Section 4.4 hereof; provided that the

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            issuance of such certificate shall not affect any restrictions upon the transfer of such shares pursuant to applicable law or otherwise.

      4.6 VOTING RIGHTS. Immediately upon granting of Restricted Stock to a Key Executive and throughout the Restricted Period, such Key Executive shall be deemed the holder of record of such shares of Restricted Stock for purposes of voting.

      4.7 DIVIDENDS. On the Payment Date as of which cash dividends are paid by the Company on shares of Common Stock, the Company shall credit to a bookkeeping account in the name of the Key Executive the amount of cash dividends payable on such Key Executive's shares of Restricted Stock (the "Dividend Account"). The Key Executive's Dividend Account associated with his or her shares of Restricted Stock shall become vested and payable in cash on the Vesting Date with respect to such shares.

      4.8   EFFECT OF TERMINATION OF EMPLOYMENT.

            (a) Termination due to Death or Permanent Disability. If the employment of a Key Executive with the Company shall terminate due to death or Permanent Disability of the Key Executive, all of his or her shares of Restricted Stock, to the extent not forfeited or canceled on or before such termination pursuant to any provision hereof, shall vest on the date of such termination.

            (b) Termination by the Company for Cause. In the event the employment of a Key Executive with the Company is terminated by the Company for Cause, all shares of Restricted Stock granted to such Key Executive that have not vested as of the date of such termination shall immediately be forfeited to the Company.

            (c) Termination by the Company not for Cause. If the employment of a Key Executive with the Company is terminated by the Company not for Cause, fifty percent (50%) of the Restricted Stock not yet vested at the time of termination shall vest as of the date of termination; provided that, if it is no longer possible to earn such unvested Restricted Stock, then Key Executive shall not be entitled to receive fifty percent (50%) of the Restricted Stock that is no longer possible to become vested..

            (d) Key Executive's Resignation for Good Reason. In the event of a Key Executive's Resignation for Good Reason, fifty percent (50%) of the Restricted Stock not yet vested at the time of resignation shall vest as of the date of resignation; provided that, if it is no longer possible to earn such unvested Restricted Stock, then Key Executive shall not be entitled to receive fifty percent (50%) of the Restricted Stock that is no longer possible to become vested. .

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            (e)   Key Executive's Voluntary Termination. In the event a Key
                  Executive terminates employment with the Company not by reason of death, Permanent Disability, or Resignation for Good Reason, all shares of Restricted Stock granted to such Key Executive that have not vested as of the date of such termination shall immediately be forfeited to the Company.

      4.9   STOCK SUBJECT TO PLAN.

            (a) The total number of shares of Common Stock that may be awarded pursuant to Restricted Stock grants under the Plan shall be 700,000, inclusive of any shares previously granted to a Key Executive but subsequently forfeited under the terms of the Plan. The awards shall be as follows:

                  (i)   Previously Issued Grants.

KEY EXECUTIVE           NUMBER OF SHARES
Dennis R. Casey              150,000
W. Michael Smith             100,000
J. Raymond Bilbao            100,000

                  (ii) Additional Grants. Additional Restricted Stock grants may be made to one or more Key Executives named in subparagraph (a)(i) and/or such other executives determined to be eligible Key Executives by the Board in its sole discretion, in increments as determined by the Board, not to exceed an aggregate total of 350,000 shares of Common Stock, exclusive of the shares enumerated in subparagraph (a)(i).

            (b) The shares of Common Stock subject to Restricted Stock grants granted pursuant to the Plan shall be shares of Common Stock
                  (i) held in the Company's treasury, (ii) issued from the Company's authorized and unissued stock, or (iii) purchased in the open market or in privately negotiated arms' length transactions for the benefit of Key Executives.

            (c) Shares that by reason of a forfeiture of a Restricted Stock grant, or for any other reason, are no longer subject to delivery or issuance pursuant to a Restricted Stock grant under the Plan, may be made subject to additional Restricted Stock grants by the Committee pursuant to the provisions of this Plan. In such event, the Committee shall establish such performance criteria, vesting dates and other terms and conditions of the additional

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                  Restricted Stock grants as it determines, in its sole
                  discretion, are necessary and appropriate.

      4.10 ADJUSTMENT OF SHARES ON RECAPITALIZATION OR REORGANIZATION. The aggregate number of shares of Common Stock as to which Restricted Stock grants may be granted to Key Executives under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or combination of shares or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in such shares effected without receipt of consideration by the Company, provided, however, that fractional shares of Restricted Stock resulting from any such adjustment shall be redeemed by the Company for cash payment of the higher of fair market value (closing price of the stock on the principal exchange on which the shares are traded) for such redeemed shares, determined as of the last day of the calendar quarter prior to such redemption, and par value for such redeemed shares, subject to the legality of such payment, which may be deferred to a later date when the Company has sufficient capital to legally redeem such fractional shares. Adjustments under this
            Section 4.10 shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      4.11 CHANGE OF CONTROL. In the event that, while any of the restrictions described in Section 4.3 apply to an award of Restricted Stock there shall occur a Change of Control, then with respect to each share of Restricted Stock outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the
            Board:

            (a) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the shares of Restricted Stock granted under the Plan, or the substitution for such shares of Restricted Stock of new shares of restricted stock, with the same terms and conditions as the original award made hereunder, but with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the shares of Restricted Stock granted hereunder, or the new shares of restricted stock substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the applicable Restricted Stock Agreements.

            (b) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the shares of Restricted Stock granted under the Plan, or for the substitution of equivalent awards, then all restrictions on any award of shares of Restricted Stock shall lapse immediately prior to the effective date of such transaction.

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5.    RESTRICTED STOCK AGREEMENTS

      5.1 WRITTEN AGREEMENTS. Grants of Restricted Stock granted hereunder shall be evidenced by written Restricted Stock Agreements containing such terms and provisions as are recommended and approved from time to time by the Board, subject to the terms of the Plan. The Board may from time to time require additional terms that the Board deems necessary or advisable. The Company shall execute Restricted Stock Agreements upon instruction from the Board, the execution, delivery and performance of which agreements shall be deemed duly authorized by the Board of Directors.

      5.2 SPECIFIC TERMS OF AGREEMENT. Each Key Executive shall agree to execute, if requested by the Company, at the time of grant of Restricted Stock, an agreement stating that he or she is acquiring the shares of Common Stock subject to a grant of Restricted Stock for investment purposes and not with a view to the resale or distribution thereof;

6.    RESTRICTIONS ON TRANSFER

      6.1 RESTRICTIONS UNDER THE 1933 ACT. In the event the disposition of shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933 (the "1933 Act"), and is not otherwise exempt from such registration, transfer of the shares shall be restricted to the extent required by the 1933 Act or the regulations thereunder, and all certificates representing such shares shall bear legends describing such restrictions.

      6.2 ADDITIONAL RESTRICTIONS IMPOSED BY COMMITTEE. The Board, in its discretion, may establish in any Restricted Stock Agreement additional restrictions on the transfer of shares of stock issued pursuant to the Plan and may require that the shares be held by the Company in custody until all such restrictions have lapsed, and/or that the legend referencing such restrictions remain on the certificate(s) for such shares until such restrictions have terminated or are removed by the Board.

7.    AMENDMENTS

      7.1 AMENDMENTS WITHOUT SHAREHOLDER APPROVAL. The Board of Directors may, from time to time, without the approval of the shareholders of the Company, except to the extent required by the 1933 Act or the rules and regulations of NASDAQ, alter, suspend or terminate the Plan, or alter or amend any and all Restricted Stock Agreements granted thereunder.

      7.2 CONSENT TO AMENDMENTS. Each Key Executive, by execution of their respective Restricted Stock Agreements, and acceptance of the Restricted Stock related thereto, expressly consents to any amendment or alteration to the Plan in accordance with Section 7.1. No authorization, however, is hereby given to alter any outstanding Restricted Stock grant Agreement to the material detriment of a Key Executive, without his or her consent.

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8.    EMPLOYMENT OBLIGATION.

      The granting of any Restricted Stock under this Plan shall not impose upon the Company or any Subsidiary any obligation whatsoever to employ or to continue to employ any Key Executive. The right of the Company to terminate the employment of any Key Executive shall not be diminished or affected by reason of the fact that Restricted Stock has been granted to such person under the Plan.

9.    EFFECTIVE DATE AND TERM OF PLAN

      This Plan is amended and restated effective as of August 1, 2004. Unless sooner terminated by the Board of Directors, this Plan shall terminate on the later to occur of (i) the last day of the Company's fiscal year 2014, or (ii) when all shares subject to the Plan as set out in Section 4.9 above have been issued and are no longer subject to any of the specific provisions, restrictions, terms and conditions of the Plan or the Restricted Stock Agreement pursuant to which they were issued.

10.   MISCELLANEOUS

      10.1 REGISTRATION. Each award granted under the Plan is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of or the issuance of shares, no shares under the Plan shall be granted or shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions except as acceptable to the Board of Directors. The Board may require such legends be placed on shares of Common Stock as it deems necessary, including a legend stating that such shares have not been registered under the 1933 Act, or under applicable state law, and that the Company will require a satisfactory opinion of counsel prior to transfer of such shares.

      10.2 CHANGE OF CONTROL OF THE COMPANY. The existence of the Plan and the Restricted Stock granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

      10.3 WORD USAGE. Words used in the masculine, feminine or neuter gender shall apply to such other appropriate gender as is applicable, and wherever the context dictates, the plural shall be read as the singular and the singular as the plural.

      10.4 STATE LAW. The laws of the State of Texas shall govern all questions arising with respect to the Plan and the Restricted Stock Agreements except to the extent federal law supersedes Texas law.

      10.5 HEADINGS. The headings in the Plan are solely for convenience of reference and shall be given no effect in the construction or interpretation of the Plan.

      10.6 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given, if personally delivered, on the date of actual delivery, or if mailed by first class registered or certified mail, postage prepaid, on the day after deposit into the United States mail. Notices should be delivered to the Company at its principal executive offices, and to the Key Executive at such party's address set forth on the signature page of the Key Executive's Restricted Stock Agreement. If no such address for the Key Executive is set forth on such Restricted Stock Agreement, notice shall be delivered to the last known address of Key Executive on the books and records of the Company. A Key Executive may change its address for notice by delivery to the Company of notice containing such change.

      10.7 CONFLICT IN TERMS. In case of any conflict between the term of any Restricted Stock Agreement, and the terms of this Plan, the terms of this Plan shall control, unless specifically stated to the contrary in such agreement.

      10.8 SEVERABILITY. In the event that any one or more of the provisions or parts of a provision contained in this Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

                  The foregoing Remote Dynamics, Inc. Restated 2004 Management Incentive Plan was adopted by the Board of Directors effective as of July 13, 2004

                  /s/ J. Raymond Bilbao
                  --------------------------------------
                  Senior VP, General Counsel & Secretary

                                    EXHIBIT A

                     List Performance-Based Vesting Criteria

The shares of Restricted Stock shall vest as follows:

- One Third (1/3) of the Restricted Stock shall vest upon the execution by Employer of an agreement with the member companies of SBC Communications, Inc. for the retrofit of SBC's fleet of service vehicles at the substantially similar volumes and profit margins as set forth in the May 20, 2004 Report to the Official Unsecured Creditors Committee;

- One Third (1/3) of the Restricted Stock shall vest upon the completion by Employer of three (3) consecutive fiscal quarters in which Employer achieved positive EBIDTA within two and one-half (2.5) years of the effective date of the Key Executive Employment Agreement; and

- One Third (1/3) of the Restricted Shares shall vest upon the completion by Employer of four (4) consecutive fiscal quarters in which Employer achieved net income within three (3) years of the effective date of the Key Executive Employment Agreement.